UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________________________________________
FORM 8-K
_____________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2024
_____________________________________________________________________________
Veeva Systems Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-36121	20-8235463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4280 Hacienda Drive
Pleasanton, California 94588
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (925) 452-6500
Not Applicable
(Former name or former address, if changed since last report)
_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	VEEV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Veeva Systems Inc. (“Veeva”) filed its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which was approved by its shareholders on June 12, 2024 at the Annual Meeting of Shareholders (the “Annual Meeting”), with the Delaware Secretary of State effective June 14, 2024. A description of the changes to the Certificate of Incorporation is contained in Appendix A of the definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 23, 2024 (the “2024 Proxy Statement”), which Appendix A is incorporated herein by reference. The changes relate to an added provision exculpating certain of Veeva’s officers from liability in specific circumstances, as permitted by Delaware law. The description above is qualified in its entirety by reference to the full text of the Certificate of Incorporation, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 12, 2024 at its Annual Meeting, Veeva’s shareholders voted on four proposals, each of which is described in more detail in the 2024 Proxy Statement.

Only shareholders of record as of the close of business on April 15, 2024 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, 161,613,941 shares of Veeva’s Class A common stock (“Common Stock”) were outstanding and entitled to vote at the Annual Meeting. In deciding all matters at the Annual Meeting, each holder of Common Stock was entitled to one vote for each share of Common Stock held as of the close of business on the Record Date.

The matters voted on at the Annual Meeting and the voting results with respect to each such matter are set forth below.

Proposal 1: The vote for each director nominee is set forth in the table below:

NAME	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Tim Cabral	133,388,513	1,829,864	89,646	12,349,219
Mark Carges	133,905,682	1,257,595	144,746	12,349,219
Peter P. Gassner	134,241,233	984,530	82,260	12,349,219
Mary Lynne Hedley	120,339,201	14,776,481	192,341	12,349,219
Priscilla Hung	132,180,559	2,975,504	151,960	12,349,219
Tina Hunt	133,691,780	1,468,299	147,944	12,349,219
Marshall Mohr	124,140,519	11,015,235	152,269	12,349,219
Gordon Ritter	129,788,756	5,426,496	92,771	12,349,219
Paul Sekhri	66,050,424	69,136,450	121,149	12,349,219
Matthew J. Wallach	89,231,772	45,992,862	83,389	12,349,219

Each of the director nominees named above, except for Mr. Sekhri, were elected to serve as directors until the 2025 annual meeting of shareholders or until his or her successor is duly elected and qualified.

In accordance with Veeva’s Corporate Governance Guidelines (the “Guidelines”), Mr. Sekhri tendered his conditional resignation as a director for consideration by the Nominating and Governance Committee (the “Committee”) of the Board of Directors of Veeva (the “Board”) and for the ultimate decision of the Board. The disinterested members of the Committee recommended, after due consideration, that the Board should not accept Mr. Sekhri’s tendered resignation. The Board will consider the resignation offer and make a determination as to whether to accept or reject the tendered resignation, in each case with Mr. Sekhri recusing himself from participating in the decision. Promptly thereafter, Veeva will publicly disclose the Board’s decision regarding the tendered resignation. Pursuant to Delaware law, Mr. Sekhri will continue to serve as a director pending the Board’s determination with respect to his conditional resignation.

Proposal 2: The appointment of KPMG LLP as Veeva’s independent registered public accounting firm for the fiscal year ending January 31, 2025 was ratified by the shareholders based on the following results of voting:

FOR	AGAINST	ABSTAIN
146,206,639	1,354,375	96,228

Proposal 3: The proposal to amend and restate Veeva’s Certificate of Incorporation to reflect Delaware law provisions regarding officer exculpation, to take effect immediately, was approved by the affirmative vote of a majority of the voting power of Veeva’s capital stock:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
121,286,984	13,920,955	100,084	12,349,219

Proposal 4: The named executive officer compensation was approved by the shareholders on an advisory basis based on the following results of voting:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
123,209,618	12,000,479	97,926	12,349,219

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Veeva, dated June 14, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veeva Systems Inc.

	By:	/s/ Josh Faddis
Josh Faddis
Senior Vice President, General Counsel

Dated: June 14, 2024